j2 Global Communications

Investor Presentation

(Based upon Third Quarter 2011 Results)

November 2, 2011

Safe Harbor for Forward-Looking Statements

Certain statements in this presentation constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, particularly those contained in the "2011 Guidance" slides. These forward-looking statements are based on management's current expectations or beliefs as of November 2, 2011 and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements. Readers should carefully review the risk factors described in this presentation. Such forward-looking statements address the following subjects, among others:

- Future operating results
- Ability to integrate and recognize synergies from acquired businesses
- Subscriber growth, retention, usage levels and average revenue per user
- Cloud service growth and continued demand for fax services
- International growth
- New products, services, features and technologies
- Corporate spending
- Intellectual property
- Liquidity
- Network capacity, coverage, reliability and security
- Regulatory developments
- Taxes

All information in this presentation speaks as of November 2, 2011 and any distribution of this presentation after that date is not intended and will not be construed as updating or confirming such information.

Risk Factors

The following factors, among others, could cause our business, prospects, financial condition, operating results and cash flows to be materially adversely affected:

- Inability to sustain growth or profitability, particularly in light of an uncertain U.S. or worldwide economy and the related impact on customer acquisition, retention and usage levels and credit and debit card payment declines
- Inability to maintain and increase our customer base and average revenue per user
- Inability to successfully integrate and realize anticipated synergies from newly acquired businesses
- Inability to continue to expand our business and operations internationally
- New or unanticipated costs or tax liabilities, including those relating to federal and state income tax and indirect taxes, such as sales, value added and telecom taxes
- Inability to maintain required network of contracts on acceptable terms with financially stable telecom, colocation and other critical vendors
- Inability to manage certain risks inherent to our business, such as fraudulent activity, system failure or a security breach
- Competition from other similar providers with regard to price, service and functionality
- Inability to obtain telephone numbers in sufficient quantities on acceptable terms and in desired locations
- Enactment of burdensome telecommunications, Internet, or other regulations, or being subjected to existing regulations
- Reduced use of fax services due to increased use of email, scanning or widespread adoption of digital signatures
- Inability to adapt to technological change and diversify our service offerings and related revenues at acceptable levels of return-on-investment
- Inadequate intellectual property protection or violations of third party intellectual property rights
- Loss of services of executive officers and other key employees
- Other factors set forth in our Annual Report on Form 10-K filed by us on February 28, 2011 with the Securities and Exchange Commission ("SEC") and the other reports we file from time-to-time with the SEC

Financial Highlights

Q3 '11 GAAP & Non-GAAP Results

	Q3 2011 GAAP		Q3 2011 Non-GAAP	
	$	Margin	$	Margin
Revenues	$86.0M		$86.0M	
Gross Profit/Margin (1)	$71.0M	82.6%	$71.3M	82.9%
Operating Profit/Margin (1)	$36.4M	42.4%	$38.9M	45.2%
EPS (1)	$0.54/Share		$0.64/Share	
Free Cash Flow (2)	$37.2M			
Cash and Investments	$193.8M			

(1) Non-GAAP earnings per diluted share excludes share-based compensation and related payroll taxes, certain transition-related costs, taxes associated with the sale of a tradename and the reversal of uncertain income tax positions due to expired statutes of limitations, in each case net of tax. See slide 16 for a reconciliation to GAAP.

(2) See slide 15 for computation and reconciliation of free cash flow. Free cash flow is defined as net cash from operating activities, less purchases of property, plant and equipment, plus excess tax benefit (deficiency) from share-based compensation. Q3 '11 was also impacted by $0.1M in transition-related costs, net of taxes. Free cash flow amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

Q3 2011 Update

Q3 2011 Success Drivers

Net Adds ~ 33K DIDs vs. ~ 31K in Q2 2011

Cancel Rate 2.5% - Never had better cancel rate in any Q3

Corporate and Voice Services = Strong Growth Drivers

- 6 new large Corporate contracts in Q3
- Corporate contributed > 50% of net adds
- Voice contributed 33% of net adds

Strong and Improving Cross-Sell Results

- Quarterly cross-sells increased by 21% vs. previous quarter
- Program initiated Q1 2011/11K Seats added YTD
- Marketing cost savings at current average paid CPA > $1.5M
- j2.com cross-sell sites/210K visits/2.4K signups since March launch
- Added dedicated j2.com Cloud Services for Enterprise

Cross-Sell Spotlight: j2.com


j2 Cloud Services for Business
Transforming the way business gets done.
j2 Business News
eFax
eVoice
FuseMail
campaigner
KeepItSafe
onebox

SMB Portal


j2 Cloud Services for Enterprise
Reliable, Scalable and Affordable.
Essential solutions for today's enterprise.
eFax
FuseMail
KeepItSafe
eFax Corporate
eFax Developer
ScanSmart
VaultSmart
EncryptSmart
ContinuitySmart

Enterprise Portal

Expansion and Acquisitions

j2 Global Communications

International Expansion

- Continued city expansion
  - Increased by 55 cities and approaching 4,700 cities
- Continued focus on Japan
  - Strong growth continues
    - ✓ Approaching 10K DIDs
    - ✓ Mobile Applications for iPhone and Android
    - ✓ Improvement in organic search/unique visitors

Transition/Integration of Recent Acquisitions on Target

- Venali® – completed as planned with new contracts in place
- KeepItSafe® – completed integration of Data Haven/closed C Infinity
- my1voice™ – customer migration completed
- Buzz – planned integration underway
- MyFax® – progressing according to plan
  - Upgrading MyFax® Corporate customers to eFax Corporate™
  - Migrating MyFax® Web customers to eFax® platform

Acquisitions

- Healthy M&A pipeline
  - 2011 guidance does not include any additional M&A

2011 GUIDANCE

2011 Guidance[(1)] – Reaffirming Guidance

	Guidance
Revenues	**$335 - $345M** (30% - 35% increase vs. 2010)
Non-GAAP EPS	**$2.46 to $2.56** (26% - 31% increase vs. 2010)

(1) Non-GAAP earnings per diluted share excludes share-based compensation and related payroll taxes, certain transition-related costs, taxes associated with the sale of a tradename, the reversal of uncertain income tax positions due to expired statutes of limitations, and the impact of the Q1 2011 one-time, non-cash, change in estimate of deferred revenues, in each case net of tax.

Quarterly Dividend

Timing

- Record date - November 14th
- Payment date - November 28th

Payment Amount

- Quarterly dividend of $0.205 per share[1]
- Represents ~ 30% of non-GAAP earnings
- ~ $10M of cash paid quarterly

Designed Not to Impact Operational or M&A Activities

[1] Future dividends are subject to Board approval

Supplemental Information

Metrics

j2 Global Communications

Section		Unit	2009 Q3	2009 Q4	2010 Q1	2010 Q2	2010 Q3	2010 Q4	2011 Q1	2011 Q2	2011 Q3
Revenues	Total GAAP Revenues [1]	(in Thousands)	$61,801	$60,915	$60,280	$61,311	$62,778	$71,025	$73,384	$85,676	$86,026
	Adjustment		$0	$0	$0	$0	$0	$0	$10,326	$0	$0
	Total Non GAAP Revenues		$61,801	$60,915	$60,280	$61,311	$62,778	$71,025	$83,710	$85,676	$86,026
	Fixed Subscriber Revenues	(in Thousands)	$49,782	$49,612	$48,869	$49,467	$50,268	$56,871	$67,801	$69,222	$70,364
	Variable Subscriber Revenues		11,264	10,576	10,678	11,093	11,798	13,448	15,393	16,076	15,257
	Subscriber Revenues		$61,046	$60,188	$59,547	$60,559	$62,066	$70,319	$83,194	$85,298	$85,622
	Other Revenues		756	727	733	751	712	706	516	378	405
	Total Revenues		$61,801	$60,915	$60,280	$61,311	$62,778	$71,025	$83,710	$85,676	$86,026
	DID - Based Revenues		$58,969	$58,122	$57,435	$58,201	$59,585	$66,804	$77,432	$79,544	$79,856
	Non-DID Revenues		2,832	2,793	2,845	3,110	3,193	4,221	6,278	6,132	6,171
	Total Revenues		$61,801	$60,915	$60,280	$61,311	$62,778	$71,025	$83,710	$85,676	$86,026
	Subscriber Revenues/Total Revenues		98.8%	98.8%	98.8%	98.8%	98.9%	99.0%	99.4%	99.6%	99.5%
	DID - Based/Total Revenues		95.4%	95.4%	95.3%	94.9%	94.9%	94.1%	92.5%	92.8%	92.8%
	% Fixed Subscriber Revenues		81.5%	82.4%	82.1%	81.7%	81.0%	80.9%	81.5%	81.2%	82.2%
	% Variable Subscriber Revenues		18.5%	17.6%	17.9%	18.3%	19.0%	19.1%	18.5%	18.8%	17.8%
DIDs	Paid DIDs [2]		1,274,240	1,275,486	1,314,857	1,334,555	1,410,973	1,905,137	1,929,540	1,960,698	1,993,556
	Average Monthly Revenue/DID [3]		$15.03	$14.85	$14.40	$14.37	$14.21	$13.22	$13.30	$13.49	$13.27
	Cancel Rate [4]		3.1%	3.0%	2.8%	2.6%	2.6%	2.7%	2.6%	2.4%	2.5%
	Free DIDs (MM)		10.0	9.9	10.3	10.6	11.1	11.2	11.2	11.3	11.3
	Average Monthly Revenue/DID		$0.05	$0.04	$0.05	$0.04	$0.03	$0.03	$0.03	$0.02	$0.03
	Cities Covered		3.500	3.539	3.665	4.158	4.250	4.340	4.364	4.626	4.681
	Countries Covered		46	46	48	48	49	49	49	49	49
Financials	Cash & Investment	(millions)	$222.5	$243.7	$264.4	$264.9	$272.3	$87.0	$126.7	$171.7	$193.8
	Free Cash Flow [5]	(millions)	$26.1	$22.2	$34.2	$26.4	$26.7	$21.6	$38.2	$42.0	$37.2

[1] In Q1 2011, the Company made a change in the estimate regarding its remaining service obligations to its annual eFax® subscribers. As a result of system upgrades, the Company is now basing the estimate on the actual service obligations to these customers. As a result of this change, the Company recorded a one-time, non-cash, increase to deferred revenues of $10.3M with an equal offset to revenues.

[2] Paid DIDs reflect reserves for: anticipated product migration and/or price increase and a non-recurring adjustment for data clean up.

[3] Quarterly ARPU is calculated using our standard convention of applying the average of the quarter's beginning and ending base to the total revenue of the quarter.

[4] Cancel Rate is defined as cancels related to individual customer DIDs with greater than 4 months of continuous service (continuous service includes customer DIDs which are administratively cancelled and reactivated within the same calendar month), and DIDs related to enterprise customers beginning with their first day of service. Calculated monthly and expressed here as an average over the three months of the quarter.

[5] Free cash flow is net cash provided by operating activities, less purchases of property, plant and equipment, plus excess tax benefits (deficiency) from share based compensation. In addition, the amount shown for Q2 2010 excludes the impact of a $14.2 million settlement payment to the IRS during the quarter which settled all transfer pricing issues for tax years 2004 through 2008 and was fully accrued for in prior periods. See slide 15 for computation of free cash flow.

Computation of Free Cash Flow

($ in millions)

	Q2 '09	Q3 '09	Q4 '09	Q1 '10	Q2 '10	Q3 '10	Q4 '10	Q1 '11	Q2 '11	Q3 '11
Net cash provided by operating activities	$ 20.362	$ 26.469	$ 23.850	$ 34.688	$ 12.317	$ 27.147	$ 22.233	$ 38.153	$ 42.398	$ 28.682
Purch. Of property & equipment	($0.217)	($0.767)	($1.546)	($0.086)	($0.495)	($0.692)	($0.569)	($0.625)	($1.860)	($2.590)
Excess tax benefit/(deficiency) from share based compensation	$ 2.718	$ 0.403	($0.063)	($0.406)	$ 0.374	$ 0.196	($0.102)	$ 0.679	$ 1.443	$ 11.124
IRS Settlement					$ 14.223					
Free Cash Flow[(1)]	$ 22.863	$ 26.105	$ 22.241	$ 34.196	$ 26.419	$ 26.651	$ 21.562	$ 38.207	$ 41.981	$ 37.216

(1) Free cash flow is defined as net cash provided by operating activities, less purchases of property, plant and equipment, plus excess tax benefit (deficiency) from share based compensation. In addition, the amount shown for Q2 2010 excludes the impact of a $14.2 million payment to the IRS during the quarter, which settled all transfer pricing issues for tax years 2004 through 2008 and was fully accrued for in prior periods. FY 2010 was impacted by approximately $3.4 million, net of taxes, of transition related costs. Q1, Q2, and Q3 2011 were impacted by approximately $1.9 million, $0.5M, and $0.1M, respectively, of transition related costs, net of taxes. Free cash flow amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

j2 Global Communications

Non-GAAP Results & Reconciliation to GAAP

J2 GLOBAL COMMUNICATIONS, INC.
UNAUDITED RECONCILIATION OF MODIFIED NET EARNINGS
THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2011
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	THREE MONTHS ENDED SEPTEMBER 30, 2011			NINE MONTHS ENDED SEPTEMBER 30, 2011		
	Reported	Non-GAAP Entries	Non-GAAP	Reported	Non-GAAP Entries	Non-GAAP
Revenues						
Subscriber	$ 85,622	$ -	$ 85,622	$ 243,788	$ 10,325 (1)	$ 254,113
Other	405	-	405	1,299	-	1,299
Total revenue	86,027	-	86,027	245,087	10,325	255,412
Cost of revenues	15,002	(273) (2), (4)	14,729	45,952	(1,108) (2), (3), (4)	44,844
Gross profit	71,025	273	71,298	199,135	11,433	210,568
Operating expenses:						
Sales and marketing	15,073	(350) (2)	14,723	44,929	(1,819) (2), (3), (4)	43,110
Research, development and engineering	4,105	(178) (2), (4)	3,927	12,714	(1,103) (2), (3), (4)	11,611
General and administrative	15,403	(1,667) (2), (3), (4)	13,736	44,037	(6,113) (2), (3), (4)	37,924
Total operating expenses	34,581	(2,195)	32,386	101,680	(9,035)	92,645
Operating earnings	36,444	2,468	38,912	97,455	20,468	117,923
Interest and other income (expense), net	290	-	290	262	-	262
Earnings before income taxes	36,734	2,468	39,202	97,717	20,468	118,185
Provision for income taxes	11,236	(2,059) (5)	9,177	12,770	16,899 (5)	29,669
Net earnings	$ 25,498	$ 4,527	$ 30,025	$ 84,947	$ 3,569	$ 88,516
Diluted net earnings per share	$ 0.54		$ 0.64	$ 1.81		$ 1.89
Diluted weighted average shares outstanding	46,455,584		46,455,584	46,108,890		46,108,890

(1) In Q1 2011, the Company made a change in estimate regarding its remaining service obligations to its annual eFax® subscribers. As a result of system upgrades, the Company is now basing the estimate on the actual remaining service obligations to these customers. As a result of this change, in Q1 2011, the Company recorded a one-time, non-cash, increase to deferred revenues of $10.3M with an equal offset to revenues.

(2) Share based compensation for Q3 is as follows: Cost of Revenues is $246K, Sales and Marketing is $350K, R&D is $110K, and G&A is $1.5M; for YTD 2011, Cost of Revenues is $736K, Sales and Marketing is $1.0M, R&D is $367K and G&A is $4.5M.

(3) Payroll taxes associated with share-based compensation is $108K for Q3 and YTD is $177K.

(4) Acquisition and exit costs for Q3 is $112K and YTD is $3.3M.

(5) Income tax adjustment for Q3 is $2.1M related to items (2 - 4) and YTD is ($16.9M) related to items (1 - 4) above; for YTD 2011~$2.7M related to tax impact of item (1) above, ($3.9M) related to tradename sale, $2.1M related to share-based compensation and payroll taxes, $850K related to acquisition and exit costs and ~$15.1M related to uncertain income tax positions as a result of the expiration of applicable statutes of limitations.

j2 Global Communications